Exhibit 10.70

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Agreement”), dated as of August 12, 2015, is executed by American Power Group, Inc., an Iowa corporation (the “Company”), and Trident Resources LLC, a North Dakota limited liability company (the “Secured Party”).

WHEREAS, the Company and the Secured Party have entered into that certain Equipment Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company purchased certain equipment (the “Purchased Equipment”) from the Secured Party;

WHEREAS, the Company paid the purchase price of such Purchased Equipment by delivering to the Secured Party its Secured Promissory Notes in the original principal amount of $832,000.00 and $884,500.00 (the “Notes”); and

WHEREAS, the parties wish to secure the Company’s obligations under the Notes by the grant of a security interest in the Purchased Equipment;

NOW, THEREFORE, in consideration of the agreements of the parties herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Event of Default” has the meaning given to that term in the Notes.

“Lien” means any lien, mortgage, pledge, security interest, encumbrance or charges of any kind, except Permitted Liens.

“Obligations” means the Company’s obligations under the Notes.
“Permitted Liens” means liens for taxes, assessments or other governmental charges or levies not yet delinquent.

“UCC” means the Uniform Commercial Code as in effect in the State of Iowa from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.Grant of Security Interest. As security for the Obligations, the Company hereby pledges to the Secured Party a security interest in all right, title and interests of the Company in and to the Purchased Equipment described on Schedule 1 hereto (collectively, the “Collateral”).

3.General Representations and Warranties. The Company represents and warrants to the Secured Party that (a) insofar as the Company obtained good title to the Collateral under the Purchase Agreement, the bill of sale and the other documents executed in connection therewith, the Company is the owner of the Collateral and that no other Person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral; and (b) upon the filing of UCC-1 financing statements in the appropriate filing offices, the Secured Party will have a perfected, first-priority security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing.

4.Covenants Relating to Collateral. The Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to the Secured Party therein and the perfection and priority of such Lien, including without limitation, executing, delivering to the Secured Party, and/or recording, as the Secured Party may request, title documents and/or lien certificates sufficient to create and perfect the Lien on the Collateral; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d)  to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by the Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof; (e) to appear in and defend any action or proceeding which may affect its title to or the Secured Party’s interest in the Collateral; (f) not to surrender or lose possession of (other than to the Secured Party), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens; (g) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral; and (h) to permit the Secured Party and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the Collateral.

5.Authorized Action by the Secured Party. The Company hereby irrevocably appoints the Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that the Secured Party may perform (but the Secured Party shall not be obligated to and shall incur no liability to the Company or any third party for failure so to do) any act which the Company is obligated by this Agreement to perform, and to exercise such rights and powers as the Company might exercise with respect to the Collateral, including the right to (a) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (b) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (c) insure, process and preserve the Collateral; (d) pay any indebtedness of the Company relating to the Collateral; and (e) file UCC financing statements and execute other documents, instruments and agreements required hereunder; provided, however, that the Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (d) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The Company agrees to reimburse the Secured Party upon demand for any reasonable costs and expenses, including attorneys’ fees, the Secured Party may incur while acting as the Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as the Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Secured Party’s possession; provided, however, that the Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

6.Litigation and Other Proceedings. Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of the Company or the Secured Party to enforce any rights in the Collateral, in which event the Company shall at the request of the Secured Party do any and all lawful acts and execute any and all documents reasonably required by the Secured Party in aid of such enforcement.

7.Default and Remedies.

(a)Default. The Company shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default.

(b)Remedies. Upon the occurrence and during the continuance of any such Event of Default, the Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including the right to: (a) require the Company to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate. The Company hereby agrees that ten days’ notice of any intended sale or disposition of any Collateral is reasonable.

(c)Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by the Secured Party at the time of, or received by the Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by the Secured Party;

(ii)Second, to the payment to the Secured Party of the amount then owing or unpaid on the Notes (to be applied first to outstanding principal and second to accrued interest);

(iii)Third, to the payment of other amounts then payable to the Secured Party; and

(iv)Fourth, to the payment of the surplus, if any, to the Company, his successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

8.Miscellaneous.

(a)Tax Payments. The Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Secured Party, the Company shall furnish evidence satisfactory to the Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(b)Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or the Secured Party under this Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Secured Party:        Trident Resources LLC
c/o Thomas Lockhart
2829 Timmons Lane, #214
Houston, TX 77027
Telephone Number: ___________
Fax: __________

Company:         American Power Group, Inc.
c/o American Power Group Corporation
7 Kimball Lane, Building A
Lynnfield, MA 01940
Attention: Chief Financial Officer
Telephone: (781) 224-2411
Facsimile: (781) 224-0114

(c)Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Company. Upon such termination the Secured Party hereby authorizes the Company to file any UCC termination statements necessary to effect such termination and the Secured Party will, at the Company’s expense, execute and deliver to the Company any additional documents or instruments as the Company shall reasonably request to evidence such termination.

(d)Nonwaiver. No failure or delay on the Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(e)Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(f)Assignments. This Agreement shall be binding upon and inure to the benefit of the Secured Party and the Company and their respective successors and assigns; provided, however, that the Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of the Secured Party.

(g)Cumulative Rights, etc. The rights, powers and remedies of the Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to the Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, the Notes or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party’s rights hereunder. The Company waives any right to require the Secured Party to proceed against any Person or to exhaust any Collateral or to pursue any remedy in the Secured Party’s power.

(h)Payments Free of Taxes, Etc. All payments made by the Company under the Notes or this Agreement shall be made by the Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Secured Party, the Company shall furnish evidence satisfactory to the Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(i)Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(j)Expenses. The Company shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Agreement.

(k)Construction. This Agreement and the Notes are the result of negotiations among, and has been reviewed by, the Company, the Secured Party and their respective counsel. Accordingly, this Agreement and the Notes shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or the Secured Party.

(l)Entire Agreement. This Agreement taken together with the Notes and any other security documents executed pursuant to this Agreement constitute and contain the entire agreement of the Company and the Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(m)Other Interpretive Provisions. References in this Agreement to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include” and “including” and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

(n)Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed wholly therein and without reference to conflicts of law rules (except to the extent governed by the UCC). Each party to this Agreement hereby irrevocably agrees that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the State of Iowa. Each party to this Agreement hereby covenants and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the State of Iowa and agrees that any process in any such action may be served upon such party personally or by certified mail or registered mail addressed to such party or its agent, return receipt requested, with the same full force and effect as if personally served upon such party in Iowa. Each party to this Agreement hereby waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

(o)Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS AGREEMENT OR THE NOTES OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED BY THIS AGREEMENT.

(p)Counterparts. This Agreement may be executed and delivered by original or facsimile signatures and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Company and the Secured Party have caused this Agreement to be executed as of the day and year first above written.

COMPANY:	SECURED PARTY:

AMERICAN POWER GROUP, INC.	TRIDENT RESOURCES LLC

By: /s/ Lyle Jensen	By: /s/ Thomas Lockhart
Lyle Jensen	Thomas Lockhart
President	Manager

Schedule 1

to Security Agreement

All right, title, interest, claims and demands of the Company in and to the following property:

2 Caterpillar 3508 Gensets, enclosed, serial numbers 31467z456, 4517nn872
1 Toromont Compressor skid, With Ariel Compressor JGR/2 F-32562
1 Toromont JT, NGL production plant
1 JL Russell and Son Compressor Skid, with Ariel Compressor JGR/2 F-33456
1 JL Russell and Son JT, NGL production plant
1 NGL storage tank, trailer mounted, 18000 gal, ser#10y2c4025FL004052 J.D.Bertolini
1 NGL storage tank, Trailer mounted 18000 Gal ser # 3145fty700c888 Magna tank
1 2009 Toyota Tacoma Pick-up truck
1 2007 Chevrolet 2500 Pickup 4wheel drive with tool body